                                                                    Exhibit 99

                       NATIONAL CONSUMER COOPERATIVE BANK
                       EXECUTIVE LONG-TERM INCENTIVE PLAN

                                 AWARD AGREEMENT
                FOR THE MEASUREMENT PERIOD 1/1/2001 TO 12/31/2003


TO:  CHARLES E. SNYDER, PRESIDENT AND CEO

The National Consumer Cooperative Bank (the "Bank") has granted you the right to earn a performance-based cash award (the "Award") under the Bank's Long-Term Incentive Plan. Your Award will depend upon the Bank's performance for the period January 1, 2001 through December 31, 2003 (the "Measurement Period").

The amount of your Award will be a percentage of your aggregate base salary during the Measurement Period. The percentage amount will vary depending upon
(1) the level of performance achieved for each Performance Goal during the Measurement Period and (2) the weight assigned to each Performance Goal.

No Award payment will be earned with respect to a Performance Goal if the Threshold Level of performance is not achieved, and in no event may the percentage of base salary taken into account with respect to any Performance Goal exceed the Superior percentage shown below plus the adjustment, if any. If the performance level with respect to a Performance Goal achieved falls between any two of the levels shown in the following table, the Award payment will be adjusted proportionately.

You must remain employed by the Bank until the end of the Measurement Period in order to receive an Award Payment, unless your employment is terminated during the Measurement Period on account of death, Disability, Retirement or a Change in Control, in which case the amount of the Award payment that you may receive is governed by the terms of the Plan.

Pursuant to Section 6.1 of the Plan, you may elect to defer all or a portion of your Award payment in increments of 25 percent up to a maximum of 100 percent. Such deferrals will be credited to a Deferred Compensation Account maintained under the Bank's Deferred Compensation Plan. An election to defer payment of your Award must be made in writing before January 1, 2003.

This Award is subject in all respects to the applicable provisions of the Plan, a copy of the current form of which is attached. Capitalized terms not defined herein have the same meaning as in the Plan. By signing this Award Agreement, you acknowledge receiving a copy of the Plan.


--------------------------------------------------------------------------------
                                              National Consumer Cooperative Bank
                                                                     Page 1 of 4

The Performance Goals for the Measurement Period, and the weight assigned to each goal, are as follows:
                                               PERFORMANCE GOALS 2001


------------------------------------------------------------------------------------------------------------------------------
 PERFORMANCE MEASURE           WEIGHT                            THRESHOLD               TARGET              SUPERIOR
------------------------------------------------------------------------------------------------------------------------------
Funding:  Deposits,             35%            Goal        35% (average in 2003)    40% (average in    50% (average in 2003)
STAR, FHLB to Total                                                                      2003)
Debt (ex. Class A                        -------------------------------------------------------------------------------------
Notes)

                                              Award            7% of Salary          14% of Salary        22.75% of Salary
------------------------------------------------------------------------------------------------------------------------------

Financial Strength            40%              Goal          1.2% Average ROA      1.3% Average ROA       1.4% Average ROA

                                         -------------------------------------------------------------------------------------
                                              Award            8% of Salary          16% of Salary         26% of Salary
------------------------------------------------------------------------------------------------------------------------------
Value to Customers:           25%              Goal         20% of '03 Revenues       30% of '03        40% of '03 Revenues
Revenue from New                                             from New Products     Revenues from New     from New Products
Customers and New                                                since `00        Products since `00         since `00
Products                                 -------------------------------------------------------------------------------------
                                              Award            5% of Salary          11% of Salary        16.25% of Salary
------------------------------------------------------------------------------------------------------------------------------
Total                        100%                              20% of Salary         40% of Salary         60% of Salary
------------------------------------------------------------------------------------------------------------------------------
Adjustment for Low                                          -15% of Total Award      No Adjustment      +25% of Total Award
Income Market
Development
------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                              National Consumer Cooperative Bank
                                                                     Page 2 of 4

                                               PERFORMANCE GOALS 2002


------------------------------------------------------------------------------------------------------------------------------
 PERFORMANCE MEASURE         WEIGHT                              THRESHOLD               TARGET              SUPERIOR
------------------------------------------------------------------------------------------------------------------------------
Funding:  Deposits,           35%              Goal        35% (average in 2003)    40% (average in    50% (average in 2003)
STAR, FHLB to Total                                                                      2003)
Debt (ex. Class A                        -------------------------------------------------------------------------------------
Notes)                                        Award            7% of Salary         17.5% of Salary       22.75% of Salary
------------------------------------------------------------------------------------------------------------------------------
Financial Strength            40%              Goal          1.2% Average ROA      1.3% Average ROA       1.4% Average ROA
                                         -------------------------------------------------------------------------------------
                                              Award            8% of Salary          20% of Salary         26% of Salary
------------------------------------------------------------------------------------------------------------------------------
Value to Customers:           25%              Goal         20% of '03 Revenues       30% of '03        40% of '03 Revenues
Revenue from New                                             from New Products     Revenues from New     from New Products
Customers and New                                                since `00        Products since `00         since `00
Products                                 -------------------------------------------------------------------------------------
                                              Award            5% of Salary         12.5% of Salary       16.25% of Salary
------------------------------------------------------------------------------------------------------------------------------
Total                        100%                              20% of Salary         50% of Salary         65% of Salary
------------------------------------------------------------------------------------------------------------------------------
Adjustment for Low                                          -15% of Total Award      No Adjustment      +25% of Total Award
Income Market
Development
------------------------------------------------------------------------------------------------------------------------------




                              NATIONAL CONSUMER COOPERATIVE BANK



                              By: ___________________________________

                              Kirby J. Erickson, Chair of the Board of Directors



--------------------------------------------------------------------------------
                                              National Consumer Cooperative Bank
                                                                     Page 3 of 4

                                 ACKNOWLEDGMENT

         I acknowledge receipt of a copy of the attached Plan. I represent that I have read and am familiar with the Plan's terms. I accept the terms and provisions of this Award Agreement and of the Plan as the Plan may be amended in accordance with its terms. I agree to accept as binding, conclusive, and final all decisions or interpretations of the Compensation Committee concerning any questions arising under the Plan or this Award Agreement with respect to the Award.


                                                                    /   /
                                     -----------------------------------
                                             Signature of Employee


                          /   /                                            /   /
--------------------------------     -------------------------------------------
WITNESS                    DATE      HUMAN RESOURCES APPROVAL SIGNATURE    DATE





--------------------------------------------------------------------------------
                                              National Consumer Cooperative Bank
                                                                     Page 4 of 4